SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

Pamrapo Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-18014	22-2984813
(State or other Jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

611 Avenue C, Bayonne, New Jersey	07002
(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 339-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 28, 2005, the Board of Directors of Pamrapo Bancorp, Inc. (the “Corporation”) appointed Herman L. Brockman to the Board. Mr. Brockman will stand for stockholder election at the 2006 Annual Meeting of Stockholders of the Corporation. The size of the Corporation’s Board of Directors was increased to nine in connection with this appointment.

There is no arrangement or understanding between Mr. Brockman and any other persons pursuant to which Mr. Brockman was selected as a director.

Mr. Brockman was named to the Audit Committee of the Corporation’s Board of Directors. Mr. Brockman has not been, and at the time of this filing is not expected to be, named to serve on any other committee of the Board of Directors.

Mr. Brockman is also a director of the Corporation’s subsidiary, Pamrapo Savings Bank, S.L.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAMRAPO BANCORP, INC.

Date: June 28, 2005

	By:	/s/ WILLIAM J. CAMPBELL
William J. Campbell,
President and Chief Executive Officer